Exhibit 4.5

                                 CIT GROUP INC.,
                                   the Company

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                                     Trustee

                                       and

          JPMORGAN CHASE BANK, N.A., acting through its London branch, Issuing and Paying Agent, Calculation Agent and Authenticating Agent

                             ----------------------

                                SENIOR INDENTURE

                             ----------------------


                            Dated as of June 2, 2006

                                  Senior Notes


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                                Table of Contents

                                                                            Page
                                                                            ----
                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions....................................................  1
Section 1.2 Compliance Certificates and Opinions........................... 10
Section 1.3 Form of Documents Delivered to Trustee......................... 11
Section 1.4 Acts of Holders................................................ 11
Section 1.5 Notices, etc. to Trustee and Company........................... 13
Section 1.6 Notice to Holders of Notes; Waiver............................. 13
Section 1.7 Language of Notices............................................ 14
Section 1.8 Effect of Headings and Table of Contents....................... 15
Section 1.9 Successors and Assigns......................................... 15
Section 1.10 Separability Clause........................................... 15
Section 1.11 Benefits of Indenture......................................... 15
Section 1.12 Governing Law................................................. 15
Section 1.13 Legal Holidays................................................ 15
Section 1.14 Counterparts.................................................. 16
Section 1.15 Judgment Currency............................................. 16
Section 1.16 No Security Interest Created.................................. 16
Section 1.17 Limitation on Individual Liability............................ 16

                                    ARTICLE 2
                                   NOTES FORMS

Section 2.1 Forms Generally................................................ 17
Section 2.2 Temporary Global Note; Permanent Global Note; Definitive Note.. 17
Section 2.3 Form of Trustee's Certificate of Authentication................ 20
Section 2.4 Notes in Global Form........................................... 21
Section 2.5 Transfer of Notes.............................................. 21

                                    ARTICLE 3
                                    THE NOTES

Section 3.1 Amount Unlimited; Issuable in Series........................... 21
Section 3.2 Currency; Denominations........................................ 24
Section 3.3 Execution, Authentication, Delivery and Dating................. 25
Section 3.4 Exchange 26

Section 3.5 Mutilated, Destroyed, Lost and Stolen Notes.................... 27
Section 3.6 Payment of Interest and Principal; Rights to Interest
              Preserved.................................................... 28
Section 3.7 Payment of Additional Amounts.................................. 29
Section 3.8 Persons Deemed Owners.......................................... 32
Section 3.9 Cancellation................................................... 32
Section 3.10 Computation of Interest....................................... 33


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                                    ARTICLE 4
                    SATISFACTION AND DISCHARGE OF INDENTURE;
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 4.1 Satisfaction and Discharge..................................... 33
Section 4.2 Defeasance and Covenant Defeasance............................. 34
Section 4.3 Application of Trust Money..................................... 38
Section 4.4 Reinstatement.................................................. 38
Section 4.5 Qualifying Trustee............................................. 39

                                    ARTICLE 5
                                    REMEDIES

Section 5.1 Events of Default.............................................. 39
Section 5.2 Acceleration of Maturity; Rescission and Annulment............. 41
Section 5.3 Collection of Indebtedness and Suits for Enforcement by
              Trustee...................................................... 42
Section 5.4 Trustee May File Proofs of Claim............................... 43
Section 5.5 Trustee May Enforce Claims without Possession of Notes or
              Coupons...................................................... 43
Section 5.6 Application of Money Collected................................. 44
Section 5.7 Limitations on Suits........................................... 44
Section 5.8 Unconditional Right of Holders to Receive Principal and any
              Premium and Interest......................................... 45
Section 5.9 Restoration of Rights and Remedies............................. 45
Section 5.10 Rights and Remedies Cumulative................................ 45
Section 5.11 Delay or Omission Not Waiver.................................. 45
Section 5.12 Control by Holders of Notes................................... 46
Section 5.13 Waiver of Past Defaults....................................... 46
Section 5.14 Waiver of Usury, Stay or Extension Laws....................... 46
Section 5.15 Undertaking for Costs......................................... 47

                                    ARTICLE 6
                                   THE TRUSTEE

Section 6.1 Certain Rights of Trustee...................................... 47
Section 6.2 Notice of Defaults............................................. 49
Section 6.3 Not Responsible for Recitals or Issuance of Notes.............. 50
Section 6.4 May Hold Notes................................................. 50
Section 6.5 Money Held in Trust............................................ 50
Section 6.6 Compensation and Reimbursement................................. 50
Section 6.7 Corporate Trustee Required; Eligibility........................ 51
Section 6.8 Resignation and Removal; Appointment of Successor.............. 51
Section 6.9 Acceptance of Appointment by Successor......................... 53
Section 6.10 Merger, Conversion, Consolidation or Succession to Business... 54
Section 6.11 Appointment of Authenticating Agent........................... 54


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                                    ARTICLE 7
                         REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Reports by Trustee............................................. 56
Section 7.2 Reports by Company............................................. 57

                                    ARTICLE 8
                         CONSOLIDATION, MERGER AND SALES

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms........... 58
Section 8.2 Successor Person Substituted for Company....................... 59

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures without Consent of Holders............. 59
Section 9.2 Supplemental Indentures with Consent of Holders................ 60
Section 9.3 Execution of Supplemental Indentures........................... 62
Section 9.4 Effect of Supplemental Indentures.............................. 62
Section 9.5 Reference in Notes to Supplemental Indentures.................. 62
Section 9.6 Notice of Supplemental Indenture............................... 62

                                   ARTICLE 10
                                    COVENANTS

Section 10.1 Payment of Principal, any Premium, Interest................... 62
Section 10.2 Maintenance of Office or Agency............................... 63
Section 10.3 Money for Notes Payments to Be Held in Trust.................. 64
Section 10.4 Limitations on Pledges and Liens.............................. 65
Section 10.5 Corporate Existence........................................... 68
Section 10.6 Waiver of Certain Covenants................................... 68
Section 10.7 Company Statement as to Compliance; Notice of
               Certain Defaults............................................ 68

                                   ARTICLE 11
                               REDEMPTION OF NOTES

Section 11.1 Applicability of Article...................................... 69
Section 11.2 Election to Redeem; Notice to Trustee......................... 69
Section 11.3 Selection by Trustee of Notes to be Redeemed.................. 69
Section 11.4 Notice of Redemption.......................................... 70
Section 11.5 Deposit of Redemption Price................................... 71
Section 11.6 Notes Payable on Redemption Date.............................. 71
Section 11.7 Notes Redeemed in Part........................................ 72
Section 11.8 Cancellation and Destruction of Notes......................... 72
Section 11.9 Optional Redemption in the Event of Change in Tax Treatment... 72
Section 11.10 Special Redemption........................................... 73


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                                   ARTICLE 12
                                  SINKING FUNDS

Section 12.1 Applicability of Article...................................... 74

                                   ARTICLE 13
                       REDEMPTION AT THE OPTION OF HOLDERS

Section 13.1 Applicability of Article...................................... 75

                                   ARTICLE 14
                           NOTES IN FOREIGN CURRENCIES

Section 14.1 Applicability of Article...................................... 75

                                   ARTICLE 15
                          MEETINGS OF HOLDERS OF NOTES

Section 15.1 Purposes for Which Meetings May Be Called..................... 75
Section 15.2 Call, Notice and Place of Meetings............................ 75
Section 15.3 Persons Entitled to Vote at Meetings.......................... 76
Section 15.4 Quorum; Action................................................ 76
Section 15.5 Determination of Voting Rights; Conduct and Adjournment
               of Meetings................................................. 77
Section 15.6 Counting Votes and Recording Action of Meetings............... 78
Section 15.7 Preservation of Rights of Trustee and Holders................. 78

EXHIBIT A1--Form of Fixed Rate Global Notes and Definitive Notes
EXHIBIT A2--Form of Floating Rate Global Notes and Definitive Notes EXHIBIT B--Form of Certificate of Instructions from Euroclear/Clearstream EXHIBIT C--Form of Certificate for Instruction from Beneficial Holder to Euroclear/Clearstream

      SENIOR INDENTURE, dated as of June 2, 2006 (the "Indenture"), among CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), and JPMorgan Chase Bank, N.A., acting through its London branch, as issuing and paying agent (the "Issuing and Paying Agent"), calculation agent (the "Calculation Agent") and authenticating agent (the "Authenticating Agent").

                                    RECITALS

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior unsecured debentures, notes or other evidences of indebtedness (the "Notes"), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

      The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Notes by the Holders (as herein defined) thereof, it is mutually covenanted, declared and agreed by and between the parties hereto, for the equal and proportionate benefit of all Holders of the Notes or of any series thereof and any Coupons (as herein defined) as follows:

                                   ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      Section 1.1 Definitions.

      Except as otherwise specified with respect to any Notes issued pursuant to
Section 3.1, and except as otherwise expressly provided in or pursuant to this Indenture, or unless the context otherwise requires, for all purposes of this
Indenture:

            (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America and, except as otherwise herein expressly provided, the terms "generally accepted accounting principles" or "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date or time of such computation;


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

            (3) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (4) the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").

      Certain terms used principally in certain Articles hereof are defined in those Articles.

      "Act," when used with respect to any Holders, has the meaning specified in
Section 1.4.

      "Additional Amounts" has the meaning specified in Section 3.7.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

      "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate Notes of one or more series.

      "Authorized Newspaper" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are legal holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

      "Authorized Officer" means, when used with respect to the Company, the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

      "Bankruptcy Law" has the meaning specified in Section 5.1(6).

      "Board of Directors" means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.

      "Board Resolution" means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.


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

      "Business Day," with respect to any Place of Payment or other location, means a day other than a Saturday or Sunday and means: (a) with respect to Notes denominated in a currency other than Euro, any day that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in either the City of New York (in the case of Notes denominated in Dollars) or the principal financial centre of the country of such currency; (b) with respect to Notes denominated in Euro and EURIBOR Notes, any day that is a TARGET Settlement Day and any day when banking institutions are not authorized or required by law or regulation (including any executive order) to close in the City of New York; and
(c) with respect to LIBOR Notes, any day that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation (including any executive order) to close in either The City of New York or London.

      "Calculation Agent" means any Person (which may be the Trustee) authorized by the Company pursuant to a Calculation Agent Agreement to determine, in respect of floating rate Notes, the interest payable on such floating rate Notes, and shall initially be JPMorgan Chase Bank, N.A., acting through its London branch, and any of its successors, unless a replacement Calculation Agent, if any, is appointed pursuant to the applicable Calculation Agent Agreement, and thereafter Calculation Agent shall mean or include each Person who is then a Calculation Agent hereunder.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including Preferred Stock, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligation" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

      "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

      "Common Depositary" means a depositary common to Euroclear and Clearstream, being initially JPMorgan Chase Bank, N.A., acting through its London branch, and any of its successors, unless a replacement Common Depositary, if any, is appointed pursuant to this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

      "Common Stock" in respect of any Corporation means Capital Stock of any class or classes (however designated) which has no preference as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Corporation, and which is not subject to redemption by such Corporation.

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.


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

      "Company Request" and "Company Order" mean, respectively, a written request or order, as the case may be, signed in the name of the Company by an Authorized Officer, and delivered to the Trustee.

      "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or
(ii) any currency unit or composite currency for the purposes for which it was established.

      "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of original execution of this Indenture is located at 4 New York Plaza, 15th Floor, New York, New York 10004.

      "Corporation" means corporations and limited liability companies and, except for purposes of Article 8, associations, companies (other than limited liability companies) and business trusts.

      "Coupon" means any interest coupon appertaining to a Note.

      "Currency," with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on any Note, means Euro or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Note and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Note, means Euro.

      "Custodian" has the meaning specified in Section 5.1(6).

      "Dealer" means each of UBS Limited, ABN AMRO Bank N.V., Banc of America Securities Limited, Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), Merrill Lynch International, Morgan Stanley & Co. International Limited, Royal Bank of Canada Europe Limited, The Royal Bank of Scotland plc and Societe Generale.

      "Definitive Notes" has the meaning specified in Section 2.2.

      "Dollars" or "$" means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

      "Early Tax Redemption" has the meaning set forth in Section 11.9.

      "Euro" means the currency introduced on 1 January, 1999 pursuant to the Treaty establishing the European Community.

      "Euroclear" means Euroclear Bank S.A./N.V.


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

      "Event of Default" has the meaning specified in Section 5.1.

      "Fixed Interest Market" means the LSE's regulated Gilt Edged and Fixed Interest Market.

      "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, Dollars, issued by the government of one or more countries or by any recognized confederation or association of such governments, other than Euro.

      "Global Notes" has the meaning specified in Section 2.2.

      "Government Obligations" means securities which are (i) direct obligations of the United States of America or the other government or governments which issued the Foreign Currency in which the principal of or any premium or interest on such Note shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

      "Holder" means with respect to Notes and Coupons issued hereunder, the bearer thereof.

      "Indebtedness" means, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person's business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of business),
(iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) Capitalized Lease Obligations, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by the Company to any of its Subsidiaries or by any Subsidiary of the Company to the Company or by any Subsidiary of the Company to any other Subsidiary of the Company or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of this Agreement, and (vii) obligations for which such Person is obligated in respect of a letter of credit. For


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

purposes of this Indenture, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statement of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by the Company or any Subsidiary in securitization transactions which, in accordance with GAAP, are accounted for as sales for financial reporting purposes. It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person's maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

      "Indenture" means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, with respect to any Note, by terms and provisions of such Note and any Coupon appertaining thereto established pursuant to Section 3.1 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

      "Independent Public Accountants" means accountants or a firm of accountants that, with respect to the Company and any other obligor under the Notes or the Coupons, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

      "Indexed Note" means a Note the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

      "Interest Payment Date," with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

      "Issuing and Paying Agent" means any Person authorized by the Company to pay the principal of, or any premium or interest on, any Note or any Coupon on behalf of the Company, and shall initially be JPMorgan Chase Bank, N.A., acting through its London branch, and any of its successors, unless a replacement Issuing and Paying Agent, if any, is appointed pursuant to this Indenture, and thereafter Issuing and Paying Agent shall mean or include each Person who is then an Issuing and Paying Agent hereunder.

      "Judgment Currency" has the meaning specified in Section 1.15.

      "Lien" has the meaning specified in Section 10.4.

      "London Business Day" means any day on which dealings in deposits in U.S. dollars, euros or the applicable Foreign Currency of any Note are transacted in the London interbank market.

      "LSE" means the London Stock Exchange plc.

      "Maturity," with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

      "New York Banking Day" has the meaning specified in Section 1.15.

      "Notes" has the meaning specified in the recitals of this Indenture.

      "Office or Agency" with respect to any Notes, means an office or agency of the Company maintained or designated in a Place of Payment for such Notes pursuant to Section 10.2 or any other office or agency of the Company maintained or designated for such Notes pursuant to Section 10.2 or, to the extent designated or required by Section 10.2 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

      "Officers' Certificate" means a certificate signed by the Chairman, Vice Chairman, President, Chief Executive Officer or a Vice President and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, or with respect to an Early Tax Redemption or special redemption, an "independent" counsel who shall be reasonably acceptable to the Trustee.

      "Original Issue Discount Note" means a Note issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.2.

      "Outstanding," when used with respect to any Notes, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:


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

            (a) any such Note theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (b) any such Note for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Issuing and Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Issuing and Paying Agent) for the Holders of such Notes and any Coupons appertaining thereto, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (c) any such Note with respect to which the Company has effected defeasance and/or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 4.2;

            (d) any such Note which has been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee or the Issuing and Paying Agent, proof satisfactory to it that such Note is held by a bona fide purchaser in whose hands such Note is a valid obligation of the Company; and

            (e) any such Note converted or exchanged as contemplated by this Indenture into other securities of the Company or another issuer, if the terms of such Note provide for such conversion or exchange pursuant to
      Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Notes for quorum purposes, (i) the principal amount of an Original Issue Discount Note that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Note would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.2 at the time of such determination or that could be or shall have been accelerated in the case of an ipso facto acceleration pursuant to the second paragraph of Section 5.2, and (ii) the principal amount of any Indexed Note that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be equal to the principal face amount of such Indexed Note at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Note denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Note, of the principal amount (or, in the case of an Original Issue Discount Note, the Dollar equivalent on the date of original issuance of such Note of the amount determined as provided in (i) above) of such Note, and
(iv) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer actually knows to be so owned shall be so disregarded. Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee's right so to act with respect to such Notes and (B) that the pledgee is not the Company or any other obligor upon the Notes or any Coupons appertaining thereto or an Affiliate of the Company or such other obligor.

      "Permanent Global Note" has the meaning specified in Section 2.2.

      "Person" means any individual, Corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Place of Payment," with respect to any Note, means the place or places where the principal of, or any premium or interest on, such Note is payable as provided in or pursuant to this Indenture or such Note.

      "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.5 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Note or any Note to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same Indebtedness as the lost, destroyed, mutilated or stolen Note or the Note to which a mutilated, destroyed, lost or stolen Coupon appertains.

      "Preferred Stock" in respect of any Corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Corporation, over shares of Capital Stock of any other class of such Corporation.

      "Redemption Date" with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Note.

      "Redemption Price" with respect to any Note or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Note.

      "Required Currency" has the meaning specified in Section 1.15.

      "Responsible Officer" means any officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Stated Maturity," with respect to any Note or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Note as the fixed date on which the principal of such Note or such installment of principal or interest is, due and payable.

      "Subsidiary" means with respect to the Company, such Person which, at the time of determination, more than 50% of the voting power of the shares of its Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by (i) the Company and/or (ii) one or more Subsidiaries of the Company; provided, however, that the term Subsidiary shall not include any Person, if the earnings of such Person are not consolidated with the financial statements of the Company in accordance with the requirements of GAAP.

      "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

      "Temporary Global Note" has the meaning specified in Section 2.2.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Notes pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" shall mean each such Person and as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of such series.

      "United States" and "United States of America" means the United States of America, the States thereof and the District of Columbia (and for the avoidance of doubt, excludes any possessions thereof.

      "United States person" means any individual who is a citizen or resident of the United States, any corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

      "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President".

      Section 1.2 Compliance Certificates and Opinions.

      Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate delivered pursuant to Section 10.7) shall include:

            (1) a statement that the individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

            (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

      Section 1.3 Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, provided that such officer, after reasonable inquiry, has no reason to believe and does not believe that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, provided that such counsel, after reasonable inquiry, has no reason to believe and does not believe that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Note, they may, but need not, be consolidated and form one instrument.

            Section 1.4 Acts of Holders.

                  (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given or taken by Holders of Notes of a series may, alternatively, be embodied in and evidenced by the record of Holders of Notes of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes of such series duly called and held in accordance with the provisions of Article 15, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 15.6.

            Without limiting the generality of this Section 1.4, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Common Depositary that is a Holder of a Global Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Common Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Common Depositary's standing instructions and customary practices.

            (2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.4 may be proved in any reasonable manner; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

            (3) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Company and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Notes, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Note continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Note is produced, or (ii) such Note is produced to the Trustee by some other Person, or (iii) such Note is no longer Outstanding. The ownership, principal amount and serial numbers of

      Notes held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of holding the same may also be proved in any other manner, which the Company and the Trustee deem sufficient.

            (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Issuing and Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Note.

      Section 1.5 Notices, etc. to Trustee and Company.

      Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Worldwide Securities Services; or

            (2) the Company, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to the attention of its Treasurer, with a copy to the attention of its General Counsel, at the address of its principal office specified in Section 1.6 hereof or at any other address previously furnished in writing to the Trustee by the Company.

      Section 1.6 Notice to Holders of Notes; Waiver.

      Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of any event:

            (1) such notice shall be deemed to be validly given if published in a leading English language daily newspaper with general circulation in London (which is expected to be the Financial Times) or, if such publication is not possible, in one other leading English language daily newspaper with general circulation in Europe;

            (2) notwithstanding (1) above, such notice shall be sufficiently given to Holders of Notes held through Euroclear and Clearstream if sent to Euroclear and Clearstream, as appropriate, for communication to Holders in accordance with their standard procedures; and

            (3) for so long as the Notes are then listed on the LSE and the rules of the LSE so require, such notice shall be published in a leading English language daily newspaper with general circulation in London (which is expected to be the Financial Times).

      In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders as provided above, then such notification to Holders of Notes as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Notes of a particular series as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice with respect to Notes of another series.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      All communications hereunder will be in writing and will be mailed, delivered or telegraphed and confirmed to the party receiving such communication at its address indicated below:

      If to the Company:

               CIT Group Inc.
               1 CIT Drive
               Livingston, New Jersey  07039
               Attention:  Treasurer and General Counsel

      If to the Trustee:

               JPMorgan Chase Bank, N.A.
               4 New York Plaza, 15th Floor
               New York, New York  10004
               Attention:  Worldwide Securities Services

      If to the Issuing and Paying Agent, Calculation Agent or Authenticating
Agent:

               JPMorgan Chase Bank, N.A., acting through its London branch 9 Trinity Tower
               Thomas More Street
               London E1W 1 YT, England
               Attention:  Worldwide Securities Services

      Section 1.7 Language of Notices.

      Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication (with a copy in English to be provided to the Trustee.)

      Section 1.8 Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 1.9 Successors and Assigns.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

      Section 1.10 Separability Clause.

      In case any provision in this Indenture, any Note or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 1.11 Benefits of Indenture.

      Nothing in this Indenture, any Note or any Coupon, express or implied, shall give to any Person, other than the parties hereto, any Issuing and Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Notes or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 1.12 Governing Law.

      This Indenture, the Notes and any Coupons shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

      Section 1.13 Legal Holidays.

      Unless otherwise specified in or pursuant to this Indenture or any Notes, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Note, or the last date on which a Holder has the right to convert or exchange Notes of a series that are convertible or exchangeable, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Note or any Coupon other than a provision in any Note or Coupon that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Notes need not be converted or exchanged on such date, but such payment may be made, and such Notes may be converted or exchanged, on the next succeeding day that is a Business Day at such Place of Payment, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to such next succeeding Business Day, except that if such next succeeding Business Day is in the next succeeding calendar month, such payment may be made, and such Notes may be converted or exchanged, on the immediately preceding Business Day (in the case of each of the foregoing, with the same force and effect as if made on such Interest Payment Date or at such Stated Maturity or Maturity or on such last day for conversion or exchange, as the case may be).

      Section 1.14 Counterparts.

      This Indenture may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 1.15 Judgment Currency.

      The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments,
(ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

      Section 1.16 No Security Interest Created.

      Subject to the provisions of Section 10.4, nothing in this Indenture or in any Notes, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

      Section 1.17 Limitation on Individual Liability.

      No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Note.

                                   ARTICLE 2

                                   NOTES FORMS

      Section 2.1 Forms Generally

      Each Note issued pursuant to this Indenture shall be in bearer form, substantially in the forms included as Exhibit A1 or Exhibit A2, as applicable, to this Indenture or in such other form as shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, in each case, with terms established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Note or Coupon as evidenced by their execution of such Note or Coupon, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed. Definitive Notes and definitive Coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes or Coupons, as evidenced by their execution of such Notes or Coupons.

      Section 2.2 Temporary Global Note; Permanent Global Note; Definitive Note

            (a) The Notes shall be issued from time to time initially in the form of a temporary global note (a "Temporary Global Note"). As provided herein, interests in a Temporary Global Note will be exchangeable for interests in the relevant permanent global note (a "Permanent Global Note" and, together with the Temporary Global Note, collectively referred to as "Global Notes") or, if specified with respect to any series Notes pursuant to Section 3.1, directly for Definitive Notes (as hereinafter defined), on or after the applicable Exchange Date (as hereinafter defined). As provided herein, interests in a Permanent Global Note will be exchanged, upon 45 days' notice by a holder of an interest in such Permanent Global Note for Notes in definitive bearer form with, where applicable, interest Coupons attached, representing the interest payable thereon ("Definitive Notes"). The forms of Global Notes and Definitive Notes are attached hereto as Exhibit A1 and Exhibit A2. Each Global Note shall be deposited with the Common Depositary, which shall hold such Global Note in safe custody for the account of Euroclear and/or Clearstream and instruct Euroclear or Clearstream or both of them, as the case may be, to credit the principal amounts of the Notes represented by such Global Note to the Issuing and Paying Agent's distribution account with Euroclear or Clearstream.

            (b) (i) On or after the applicable Exchange Date, each relevant Temporary Global Note shall be exchangeable in whole or from time to time in part for an interest, equal to the principal amount of the part of such Temporary Global Note being exchanged, in a single Permanent Global Note or, if applicable, for Definitive Notes in the same principal amount, upon request of Euroclear or Clearstream to the Issuing and Paying Agent, but only upon delivery by Euroclear or Clearstream, acting on behalf of the beneficial owners of such interests, to the Issuing and Paying Agent at its principal office in London, of certificates substantially in the form of Exhibit B hereto. A beneficial owner of Notes desiring to exchange his beneficial interest in the relevant Temporary Global Note for an interest in the relevant Permanent Global Note shall instruct Euroclear or Clearstream to request such exchange on his behalf and shall deliver to Euroclear or Clearstream a certificate, appropriately completed and signed, substantially in the form set forth in Exhibit C hereto, copies of which shall be available from the offices of Euroclear or Clearstream, the Trustee, the Issuing and Paying Agent and each other paying agency as may be appointed by the Company. The delivery to the Issuing and Paying Agent by Euroclear or Clearstream of any certificate in the form referred to above may be relied upon by the Company, the Trustee and the Issuing and Paying Agent as conclusive evidence that related certificates have been delivered to Euroclear or Clearstream as contemplated by the terms of this
      Section 2.2.

            (ii) Subject to Section 2.2(b)(i) above, when a Temporary Global
      Note is to be exchanged in whole or in part for interests in a Permanent Global Note of the same series, the Trustee or the Issuing and Paying Agent, upon receipt of such Permanent Global Note from the Company, which shall be executed by and delivered by the Company to the Trustee or the Issuing and Paying Agent, is authorized and it shall (A) authenticate such Permanent Global Note in accordance with the terms of this Indenture and
      (B) deliver such Permanent Global Note to the Common Depositary which is holding the Temporary Global Note applicable to such series on behalf of Euroclear and Clearstream either in exchange for such Temporary Global Note or, in the case of a partial exchange, a corresponding reduction in the principal amount of the Temporary Global Note which reduction shall be endorsed on such Temporary Global Note.

            (iii) The term "Exchange Date" shall mean the first Business Day occurring no earlier than the date that is 40 days after (A) in the case of a series of Notes in respect of which there is only one Dealer, the date certified by the relevant Dealer to the Trustee and the Issuing and Paying Agent as being the date as of which distribution of the Notes of that series was completed, (B) in the case of a series of Notes in respect of which there is more than one Dealer but is not issued on a syndicated basis, the latest of the dates certified by all of the relevant Dealers to the Trustee and the Issuing and Paying Agent as being the respective date as of which distribution of the Notes of that series purchased by each such Dealer was completed, (C) in the case of a series of Notes issued on a syndicated basis, the date certified by the lead manager to the Trustee and the Issuing and Paying Agent as being the date as of which distribution of the Notes of that series was completed, (D) in the case of a series of Notes in respect of which a Person other than a Dealer has purchased with a view to distribution, the date certified by such Person to the Trustee and the Issuing and Paying Agent as being the date as of which the distribution was completed or (E) in the case of a series of Notes sold directly to investors, the date certified by the Company to the Trustee and the Issuing and Paying Agent as being the date as of which the distribution was completed. Upon determining the Exchange Date, the Issuing and Paying Agent shall notify the Company, Euroclear, Clearstream and the relevant Dealers or persons of such determination.

            (c) In accordance with the terms of a Permanent Global Note and this Indenture, the Issuing and Paying Agent shall deliver at the cost of the Company, upon not less than 45 days' notice to the Issuing and Paying Agent by Euroclear or Clearstream, the relevant Definitive Notes in exchange for interests in such Permanent Global Note. If so specified with respect to a particular series of Notes, the Issuing and Paying Agent shall deliver, upon not less than 45 days' notice to the Issuing and Paying Agent by Euroclear or Clearstream, the relevant Definitive Notes in exchange for interests in a Temporary Global Note, in accordance with the terms of the Temporary Global Note and this Indenture. For this purpose, the Issuing and Paying Agent is authorized and it shall (A) authenticate each such Definitive Note and (B) deliver each such Definitive Note, with Coupons attached, to or to the order of Euroclear or Clearstream, in exchange for interests in such Permanent Global Note or interests in such Temporary Global Note, as the case may be. The Issuing and Paying Agent shall promptly notify the Company upon receipt of a request for issue of Definitive Notes the aggregate principal amount of the relevant Permanent Global Note or interests in a Temporary Global Note to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Issuing and Paying Agent sufficient numbers of duly executed Definitive Notes, with Coupons attached to enable the Issuing and Paying Agent to comply with its obligations under this Section 2.2(c). Such exchange shall be made free of charge to the holder and the beneficial owners of the relevant Permanent Global Note or Temporary Global Note, as the case may be, and to the holders of the Definitive Notes issued in exchange as provided above, except that a Person receiving Definitive Notes must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Notes in person at the offices of an Issuing and Paying Agent. Notwithstanding the above, interests in a Permanent Global Note shall be exchangeable in whole (but not in part) at the cost of the Company for Definitive Notes if either Euroclear or Clearstream or any other relevant clearing system should cease to operate as a clearing system (other than by reason of public holiday) or should announce an intention to permanently cease business and it shall not be practicable to transfer the relevant Notes to another clearing system within 90 days.

            (d) Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or for Definitive Notes, or upon any exchange of an interest in a Permanent Global Note for Definitive Notes, the relevant Global Note shall be endorsed by the Trustee or the Issuing and Paying Agent to reflect the reduction of its principal amount by the aggregate principal amount so exchanged and, where an interest in a Temporary Global Note is exchanged for an interest in the Permanent Global Note, the Permanent Global Note shall be endorsed by the Trustee or the Issuing and Paying Agent, or on its behalf, to reflect the increase in its principal amount as a result of such exchange. Until exchanged in full, the holder of any interest in any Global Note shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder except that, as provided below, neither the holder nor the beneficial owners of a Temporary Global Note shall be entitled to receive payment of interest thereon. Once exchanged in full, a Global Note shall be canceled and disposed of by the Trustee in accordance with its customary procedures and a certificate of disposition will be sent to the Company.

            (e) The Trustee or the Issuing and Paying Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section 2.2, and shall ensure that such Notes are issued only in accordance with the provisions of this Indenture.

            (f) The Trustee and the Issuing and Paying Agent shall be entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Trustee or the Issuing and Paying Agent believe in good faith to be) the authorized representative of the Company, named in a list furnished to the Trustee and the Issuing and Paying Agent from time to time, as sufficient instructions and authority of the Company for the Trustee and the Issuing and Paying Agent to act in accordance with this Section 2.2.

            (g) Interest payable in respect of a beneficial interest in a Temporary Global Note on an Interest Payment Date occurring prior to the applicable Exchange Date shall be paid only upon delivery by Euroclear or Clearstream, as the case may be, acting on behalf of the owner of such beneficial interest in such Temporary Global Note to the Issuing and Paying Agent on such Interest Payment Date, of a certificate substantially in the form set forth in Exhibit B hereto. In order to receive such interest payment, a beneficial owner of Notes shall deliver to Euroclear or Clearstream, as the case may be, a certificate, appropriately completed and signed, substantially in the form set forth in Exhibit C hereto.

      Section 2.3 Form of Trustee's Certificate of Authentication.

      Subject to Section 6.11, the Trustee's certificate of authentication shall be in substantially the following form:

            This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

                                          JPMORGAN CHASE BANK, N.A.,
                                                   as Trustee

                                          By:
                                              ----------------------------------
                                                   Authorized Officer

      Section 2.4 Notes in Global Form.

      Notes issued in global form shall provide that it or any number of such Notes shall represent the aggregate amount of all Outstanding Notes of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Note in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Notes represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.3 with respect thereto. Subject to the provisions of Section 3.3, the Trustee or the Issuing and Paying Agent shall deliver and redeliver, in each case at the Company's expense, any
Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.3 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Note in global form shall be in writing but need not be accompanied by or contained in an Officers' Certificate and need not be accompanied by an Opinion of Counsel.

      Section 2.5 Transfer of Notes.

      Title to the Notes and Coupons, if any, shall pass by delivery. However, title to Notes issued in the form of Global Notes held through Euroclear and Clearstream shall be transferable only in accordance with the rules and procedures of Euroclear and Clearstream, as appropriate.

                                   ARTICLE 3

                                    THE NOTES

      Section 3.1 Amount Unlimited; Issuable in Series.

      The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. Notes may be issued with the same terms (including maturity and interest payment terms) as previously issued Notes, except for the issue date, issue price and the first payment of interest. Except as provided in the second succeeding paragraph, all Notes issued on the same date, being denominated in the same currency and having the same interest rate (or, in the case of floating rate Notes, the same interest rate formula) and Maturity will be deemed to constitute a single series of Notes.

      With respect to any Notes to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto,

            (1) the title and series of such Notes;

            (2) the total principal amount of the series of such Notes and whether there shall be any limit upon the aggregate principal amount of such Notes that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon exchange of, or in lieu of, other Notes of such series pursuant to Section 3.4, 3.5, 9.5 or 11.7);

            (3) if such Notes are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Notes;

            (4) if any of such Notes are to be issuable in global form, when any of such Notes are to be issuable in global form and (i) whether such Notes are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such Global Note may exchange such interests for Notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, and (iii) the name of the Common Depositary with respect to any such Global Note;

            (5) if any of such Notes are to be issuable as Definitive Notes or in global form, the date as of which any such Definitive Note or Global Note shall be dated (if other than the date of original issuance of the first of such Notes to be issued);

            (6) whether interest in respect of any portion of a Temporary Global Note payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such Temporary Global Note for Definitive Notes or a Permanent Global Note shall be paid to any clearing organization with respect to the portion of such Temporary Global Note held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

            (7) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of and premium, if any, on the Notes shall be payable;

            (8) the Person to whom any interest on a Note shall be payable, the rate or rates at which such Notes shall bear interest, if any, which rate may be zero in the case of certain Notes issued at an issue price representing a discount from the principal amount payable at Maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined, and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

            (9) the date or dates on which interest, if any, on a Note shall be payable;

            (10) if in addition to or other than London, the place or places where the principal of or any premium or interest on such Notes shall be payable, where any of such Notes may be surrendered for exchange, and where any such Notes may be surrendered for conversion or exchange and notices of demands to or upon the Company in respect of such Notes and this Indenture may be served, the extent to which and the manner in which, any interest payment on a Global Note on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any Global Note will be paid;

            (11) if such Notes are to be redeemable at the Company's option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Notes may be redeemed, in whole or in part, at the Company's option pursuant to any sinking fund or otherwise;

            (12) provisions specifying whether the Company shall be obligated to redeem, purchase or repay any of such Notes pursuant to any sinking fund or analogous provision or at the option of any Holder of such Notes and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Notes shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Notes so redeemed or purchased;

            (13) if other than a minimum denomination of Euro 50,000, the denominations in which any Notes will be issuable;

            (14) provisions specifying whether the Notes will be convertible into other securities of the Company and/or exchangeable for Notes of the Company or other obligors and, if so, the terms and conditions upon which such Notes shall be so convertible or exchangeable;

            (15) if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such Notes that will be payable upon acceleration or declaration of acceleration of the Maturity thereof pursuant to the terms of this Indenture;

            (16) if other than Euro, the Currency of payment, including composite Currencies and Foreign Currencies, of the principal of, any premium or interest on any of such Notes;

            (17) if other than as provided in Section 4.2, the manner in which the Notes of the series are to be defeased;

            (18) any index, formula or other method used to determine the amount of payments of principal of, or any premium or interest on such Notes;

            (19) any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are contained herein with respect to such Notes;

            (20) terms specifying whether the provisions described below under
      Section 4.2 shall be applicable to such Notes and any covenants in addition to those specified in Section 4.2(3) relating to the Notes of such series which shall be subject to covenant defeasance;

            (21) terms specifying whether any of such Notes are to be issued upon the exercise of warrants, and the time, manner and place for such Notes to be authenticated and delivered; and

            (22) any other terms of such Notes and any other deletions from or modifications or additions to this Indenture in respect of such Notes.

      All Notes of any one series and all Coupons, if any, appertaining to Notes of such series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest thereon, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in or pursuant to the Board Resolution and set forth in the Officers' Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Notes. The terms of the Notes of any series may provide, without limitation, that the Notes of such series shall be authenticated and delivered by the Trustee on original issue from time to time in accordance with such procedures as are acceptable to the Trustee (including authentication and delivery by the Trustee on original issue from time to time upon written order of persons designated in the Officers' Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officers' Certificate or any applicable supplemental indenture, such terms and conditions of the Notes of such series as are specified in such Officers' Certificate or supplemental indenture). All Notes of any one series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuances of additional Notes of such series or to establish additional terms of such series of Notes. The Company also may issue, and the Trustee may authenticate, Notes with the same terms as previously issued Notes.

      If any of the terms of the Notes of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of such series.

      Section 3.2 Currency; Denominations.

      Unless otherwise provided in or pursuant to this Indenture, the principal of, and any premium and interest, if any, on, the Notes shall be payable in Euro. Unless otherwise provided in or pursuant to this Indenture, Notes shall be issuable in minimum denominations of Euro 50,000. Notes not denominated in Euro shall be issuable in such denominations as are established with respect to such Notes in or pursuant to this Indenture.

      Notes having a maturity of less than one year and in respect of which the issue proceeds are to be accepted by the Company in the United Kingdom will: (a) have a minimum redemption value of (pound)100,000 (or its equivalent in other currencies) and be issued only to Persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses, or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; or (b) be otherwise issued without contravention of Section 19 of the Financial Services and Markets Act 2000.

      Section 3.3 Execution, Authentication, Delivery and Dating.

      Notes shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman, its President, its Chief Executive Officer, its Chief Financial Officer, its Treasurer or a Vice President under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. Coupons shall be executed on behalf of the Company by the Treasurer or any Assistant Treasurer of the Company. The signature of any of these officers on the Notes or any Coupons appertaining thereto may be manual or facsimile.

      Notes and any Coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes and Coupons or did not hold such offices at the date of original issuance of such Notes or Coupons.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes, together with any Coupons appertaining thereto, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officers' Certificate or supplemental indenture or indentures with respect to such Notes referred to in Section 3.1 and a Company Order for the authentication and delivery of such Notes have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Notes shall authenticate and deliver such Notes. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes and any Coupons appertaining thereto, the Trustee shall be entitled to receive, and shall be fully protected in relying upon,

            (1) an Opinion of Counsel to the effect that:

                  (a) the form or forms and the terms of such Notes and any
            Coupons have been established in conformity with the provisions of this Indenture; and

                  (b) such Notes, together with any Coupons appertaining
            thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Notes and any Coupons; and

            (2) an Officers' Certificate stating that, to the best knowledge of the Persons executing such certificate, all conditions precedent to the execution, authentication and delivery of such Notes and Coupons, if any, appertaining thereto, have been complied with, and no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Notes shall have occurred and be continuing.

      If all the Notes of any series are not to be issued at one time, except in connection with the reopening of a series of Notes pursuant to the third paragraph of Section 3.1, it shall not be necessary to deliver an Opinion of Counsel and an Officers' Certificate at the time of issuance of each Note, but such Opinion of Counsel and Officers' Certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Note of such series. After any such first delivery, any separate written request by an Authorized Officer of the Company or any person designated in writing by an Authorized Officer that the Trustee authenticate and deliver Notes of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Notes continue to have been complied with and that no Event of Default or event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Notes has occurred or is continuing.

      The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

      Each Note shall be dated the date of its authentication.

      No Note or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in Section 2.2 or 6.11 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers. Such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Except as permitted by Section 3.5, the Trustee shall not authenticate and deliver any Note unless all Coupons appertaining thereto then matured have been detached and cancelled.

      Section 3.4 Exchange.

      No service charge shall be made for any exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge and any other reasonable expenses (including fees and expenses of the Trustee) that may be imposed in connection with any exchange of Notes, other than exchanges pursuant to Section 3.5, 9.5 or 11.7.

      Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to exchange Notes of any series during a period beginning at the opening of business 15 days before the day the Company transmits a notice of redemption of Notes of the series selected for redemption and ending at the close of business on the day of the transmission, or (ii) to exchange any Note selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Note selected for redemption or (iv) to issue or exchange any Note which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

      Section 3.5 Mutilated, Destroyed, Lost and Stolen Notes.

      If any mutilated Note or a Note with a mutilated Coupon appertaining to it is surrendered to the Trustee, subject to the provisions of this Section 3.5, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to the surrendered Note.

      If there be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note or Coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note or Coupon has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company's request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for the Note to which a destroyed, lost or stolen Coupon appertains with all appurtenant Coupons not destroyed, lost or stolen, a new Note of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Note or to the Note to which such destroyed, lost or stolen Coupon appertains.

      Notwithstanding the foregoing provisions of this Section 3.5, in case any mutilated, destroyed, lost or stolen Note or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note or Coupon; provided, however, that payment of principal of, and any premium or interest, if any, on any Notes shall, except as otherwise provided in Section 10.2, be payable only at an Office or Agency for such Notes located outside the United States and its possessions.

      Upon the issuance of any new Note under this Section 3.5, the Company may require the payment of a sum sufficient to cover any stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and counsel) connected therewith.

      Every new Note, with any Coupons appertaining thereto issued pursuant to this Section 3.5 in lieu of any destroyed, lost or stolen Note, or in exchange for a Note to which a destroyed, lost or stolen Coupon appertains shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Note and Coupons appertaining thereto or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of such series and any Coupons, if any, duly issued hereunder.

      The provisions of this Section 3.5, as amended or supplemented pursuant to this Indenture with respect to particular Notes or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or Coupons.

      Section 3.6 Payment of Interest and Principal; Rights to Interest
Preserved.

      The Company hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by it under this Indenture. So long as any of the Notes remain Outstanding, the Company will maintain one or more paying agents in London to whom (i) the Notes may be presented for payment and (ii) the Notes may be presented for exchange or redemption as provided in this Indenture. The Company may have one or more additional paying agents. Further, the Company undertakes to ensure that it maintains an Issuing and Paying Agent in a European Union member state that will not be obliged to withhold or deduct amounts for or on account of tax pursuant to European Union Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive. Unless otherwise specified, the Company hereby initially appoints JPMorgan Chase Bank, N.A., acting through its London branch, as the Issuing and Paying Agent.

      Unless otherwise specified in respect of any series of Notes issued pursuant to Section 3.1, all payments of principal and interest required to be made by the Company under this Indenture (including any Additional Amounts) shall be made, pursuant to the terms hereof, in Euro. As provided in the applicable Calculation Agent Agreement, the Calculation Agent shall exercise due care in determining the rate of interest payable on the Notes and shall communicate the same to the Company, the Trustee, Euroclear, Clearstream and any Issuing and Paying Agent in writing as soon as practicable after such determination. The Company hereby initially appoints JPMorgan Chase Bank, N.A., acting through its London branch, as the Calculation Agent (the "Calculation Agent"), with respect to the Notes issued pursuant to this Indenture.

      Unless otherwise specified in or pursuant to this Indenture or any Notes, payment of principal of, any premium and interest on, any Note shall be made only at the offices of the Issuing and Paying Agent located outside the United States and its possessions, upon presentation and surrender of the Notes or appropriate Coupons, if any, as the case may be. Such Issuing and Paying Agent shall credit such payments to Euroclear and Clearstream with respect to that portion of any such Note held for their respective accounts. None of the Company, the Trustee or the Issuing and Paying Agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of the Company, the Trustee or the Issuing and Paying Agent may act or refrain from acting without liability on any information provided by Euroclear or Clearstream.

      At the direction of the holder of any Definitive Note or Coupon, and subject to applicable laws and regulations, payment on such Definitive Note or Coupon will be made (against surrender thereof to the Issuing and Paying Agent) by check drawn on a bank in a city in the country issuing the currency in which such Definitive Note is denominated or, with respect to a holder of
(euro)1,000,000 or more in aggregate principal amount of Notes of any series (or its equivalent in a Foreign Currency, if the currency unit is a Foreign Currency), by wire transfer to an account denominated in such currency maintained by such holder with a bank located outside the United States and its possessions; provided, however, that any such wire transfer direction shall be given to the Issuing and Paying Agent at least 15 days prior to the applicable payment date. Any wire instructions received by the Issuing and Paying Agent for the Notes of such series shall remain in effect until revoked by the holder.

      With respect to Notes denominated in U.S. dollars, if any, if payment in U.S. dollars at the offices of all paying agents outside the United States and its possessions becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, the Company will appoint an office or agent in the United States or its possessions at which such payment may be made. Except as described in the preceding sentence, no payment on any Notes will be made by mail to an address in the United States or its possessions or by transfer to an account maintained by the holder in the United States or its possessions.

      On the London Business Day prior to each date on which any payment in respect of any Note becomes due, the Company shall transfer or cause to be transferred, not later than 10:00 a.m. (local time in the relevant financial center in the jurisdiction in which the payment in respect of such Notes is to be paid), to an account specified by the Issuing and Paying Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Issuing and Paying Agent and the Company may agree.

      Subject to the foregoing provisions of this Section and Section 3.4, each Note delivered under this Indenture upon exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

      Section 3.7 Payment of Additional Amounts.

      The Company shall, in the case of a payment to a Holder who is not a United States person and subject to the exceptions and limitations set out below, pay as additional interest on the Notes, such additional amounts ("Additional Amounts") as are necessary in order that the net payment by the Company or an Issuing and Paying Agent of the principal of and interest on the Notes or the Coupons, if any, appertaining thereto, after deduction for any present or future tax, assessment or governmental charge of the United States imposed with respect to the payment, will not be less than the amount provided in the relevant series of Notes or any Coupons to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

            (1) to a tax, assessment or governmental charge that is imposed or withheld by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

                  (a) being or having been present or engaged in trade or
            business in the United States or having or having had a permanent establishment in the United States;

                  (b) having a current or former relationship with the United
            States, including a relationship as a citizen or resident;

                  (c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; or

                  (d) being or having been a "ten-percent shareholder" of the obligor under the Notes as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provisions, or being a bank receiving interest described in section 881(c)(3)(A) of the United States Internal Revenue Code or any successor provisions;

            (2) to a holder that is not the sole beneficial owner of the Notes or any Coupon appertaining thereto, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficial owner or a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficial owner, beneficiary, settlor, or member received directly its beneficial or distributive share of the payment;

            (3) to a tax, assessment or governmental charge that is imposed or withheld by reason of the failure to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such Notes or any Coupon appertaining thereto, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or governmental charge;

            (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or an Issuing and Paying Agent from the payment;

            (5) to a tax, assessment or governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

            (6) to an estate, inheritance, gift, sales, excise, State, local, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

            (7) to any tax, assessment or governmental charge required to be withheld by any Issuing and Paying Agent from any payment of principal of or interest on any Notes or any Coupon appertaining thereto, if such payment can be made without such withholding by any other Issuing and Paying Agent;

            (8) to any tax, assessment or governmental charge that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of the Notes for payment on a date more than 30 days after the date on which such payment is first made available to the holder or beneficial owner, except to the extent that the holder or beneficial owner thereof would have been entitled to the payment of an additional amounts hereunder had the Notes been presented for payment on any date during such 30-day period;

            (9) to any tax, assessment or governmental charge that would not have been imposed or withheld but for the treatment of the interest paid by the obligor as contingent interest described in section 871(h)(4) of the United States Internal Revenue Code or any successor provisions; or

            (10) in the case of any combination of items (1) through (9) above.

      The Notes and any Coupons appertaining thereto are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided under this
Section 3.7 and under Section 11.10, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein

      The Company shall use commercially reasonable efforts to provide the Trustee, upon written request, with a certificate from an internal accountant of the Company, stamped by the relevant tax authority, evidencing any payment of taxes in respect of which the Company has withheld or deducted, or paid any Additional Amounts. Copies of such documentation shall be made available to the holders of the Notes or the Issuing and Paying Agents, as applicable, upon request therefor.

      All references in this Indenture to principal, interest and other amounts payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, interest or other amounts. The foregoing obligations shall survive any termination or discharge of the Notes and this Indenture.

      At least 10 days prior to the first Interest Payment Date with respect to a series of Notes (or if the Notes of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company shall furnish to the Trustee and the Issuing and Paying Agents an Officers' Certificate instructing the Trustee and such Issuing and Paying Agent or Issuing and Paying Agents whether such payment of principal of and premium, if any, or interest on the Notes of such series shall be made to Holders of Notes of such series who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described above. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Notes, and the Company agrees to pay to the Trustee or such Issuing and Paying Agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any Issuing and Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

      Section 3.8 Persons Deemed Owners.

      The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Note or the bearer of any Coupon as the absolute owner of such Note or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Note or Coupon shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

      No Holder of any beneficial interest in any Global Note held on its behalf by the Common Depositary shall have any rights under this Indenture with respect to such Global Note, and such Common Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Note for all purposes whatsoever. None of the Company, the Trustee or any Issuing and Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Section 3.9 Cancellation.

      All Notes and Coupons surrendered for payment, redemption, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Notes and Coupons, as well as Notes and Coupons surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be cancelled promptly by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Notes and Coupons held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by a Company Order, the Company directs their return to it.

      All references herein to the cancellation of Notes by the Trustee or to the delivery of Notes to the Trustee for cancellation, shall include references to the cancellation of Notes by the Issuing and Paying Agent or to the delivery of Notes to the Issuing and Paying Agent for cancellation.

      Section 3.10 Computation of Interest.

      Except as otherwise provided in or pursuant to this Indenture or in any Note, interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months, and percentages resulting from any calculation of the rate of interest on floating rate Notes shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)). In the case of floating rate Notes denominated in currency or currency units other than Euro, all amounts used in or resulting from that calculation shall be rounded to the smallest whole unit of that other currency or currency unit. All Dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent (with one-half cent being rounded upward).

                                   ARTICLE 4

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                       DEFEASANCE AND COVENANT DEFEASANCE

      Section 4.1 Satisfaction and Discharge.

      Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Notes specified in such Company Order and any Coupons appertaining thereto (except as to any surviving rights of Notes of such series expressly provided for herein or pursuant thereto), and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

            (1) either

                  (a) all Notes of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Notes and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5,
            (ii) Coupons appertaining to Notes of such series called for redemption and maturing after the relevant Redemption Date whose surrender has been waived as provided in Section 11.6, and (iii) Notes and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                  (b) all Notes of such series and, in the case of (i) or (ii)
            of this subclause (b) below, any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of subclause (b)(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Notes are payable in an amount sufficient to pay and discharge the entire indebtedness on such Notes and any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation, including the principal of, and any premium or interest, if any, on such Notes and any Coupons appertaining thereto, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity thereof, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Notes of such series and any Coupons appertaining thereto; and

            (3) the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

      In the event there are Notes of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Notes of such series as to which it is Trustee and if the other conditions thereto are met.

      Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Notes, the obligations of the Company to the Trustee (including in its capacity as Authenticating Agent, Calculation Agent and Issuing and Paying Agent) under Section 6.6 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Notes of each series under Sections 3.5, 3.7, 4.3, 10.2 and 10.3, and with respect to any rights to convert or exchange such Notes into securities of the Company or another issuer, shall survive.

      Section 4.2 Defeasance and Covenant Defeasance.

            (1) Unless pursuant to Section 3.1, either or both of (i) defeasance of the Notes of or within a series under clause (2) of this Section 4.2 shall not be applicable with respect to the Notes of such series or (ii) covenant defeasance of the Notes of or within a series under clause (3) of this Section 4.2 shall not be applicable with respect to the Notes of such series, then such provisions, together with the other provisions of this
      Section 4.2 (with such modifications thereto as may be specified pursuant to Section 3.1 with respect to any Notes), shall be applicable to such Notes and any Coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Notes and any Coupons appertaining thereto, elect to have Section 4.2(2) or Section 4.2(3) be applied to such Outstanding Notes and any Coupons appertaining thereto upon compliance with the conditions set forth below in this
      Section 4.2.

            (2) Upon the Company's exercise of the above option applicable to this Section 4.2(2) with respect to any Notes of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes and any Coupons appertaining thereto on the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Notes and any Coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of clause (5) of this Section 4.2 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Notes and any Coupons appertaining thereto, and this Indenture insofar as such Notes and any Coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Notes and any Coupons appertaining thereto to receive, solely from the trust fund described in clause (4) of this Section 4.2 and as more fully set forth in such clause, payments in respect of the principal of (and premium, if any) and interest, if any, on such Notes and any Coupons appertaining thereto when such payments are due, and any rights of such Holder to convert such Notes into other securities of the Company or exchange such Notes for securities another issuer, (ii) the obligations of the Company and the Trustee with respect to such Notes under Sections 3.5, 3.7, 10.2 and 10.3, and with respect to any rights to convert such Notes into other securities of the Company or exchange such Notes for securities of another issuer, (iii) the rights, powers, trusts, duties and immunities of the Trustee (including in its capacity as Authenticating Agent, Calculation Agent and Issuing and Paying Agent) hereunder and (iv) this
      Section 4.2. The Company may exercise its option under this Section 4.2(2) notwithstanding the prior exercise of its option under clause (3) of this
      Section 4.2 with respect to such Notes and any Coupons appertaining thereto.

            (3) Upon the Company's exercise of the option to have this Section 4.2(3) apply with respect to any Notes of or within a series, the Company shall be released from its obligations under Sections 10.4 and 10.5, and, to the extent specified pursuant to Section 3.1, any other covenant applicable to such Notes, with respect to such Outstanding Notes and any Coupons appertaining thereto, on and after the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, "covenant defeasance"), and such Notes and any Coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes and any Coupons appertaining thereto, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(4) or 5.1(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes and Coupons appertaining thereto shall be unaffected thereby.

            (4) The following shall be the conditions to application of clause
      (2) or (3) of this Section 4.2 to any Outstanding Notes of or within a series and any Coupons appertaining thereto:

            (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 who shall agree to comply with the provisions of this
      Section 4.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes and any Coupons appertaining thereto, (1) an amount in Dollars or in such Foreign Currency in which such Notes and any Coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Notes and Coupons appertaining thereto (determined on the basis of the Currency in which such Notes and Coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Notes and any Coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge,
      (y) the principal of (and premium, if any) and interest, if any, on such Outstanding Notes and any Coupons appertaining thereto at the Maturity of such principal or installment of principal or premium or interest and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Notes and any Coupons appertaining thereto on the days on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes and any Coupons appertaining thereto.

            (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

            (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Notes and any Coupons appertaining thereto shall have occurred and be continuing on the date of such deposit.

            (d) In the case of an election under clause (2) of this Section 4.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the U.S. Internal Revenue Service a letter ruling, or there has been published by the U.S. Internal Revenue Service a Revenue Ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Notes and any Coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (e) In the case of an election under clause (3) of this Section 4.2, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Notes and any Coupons appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 4.2 (as the case may be) have been complied with.

            (g) If the Notes are to be redeemed prior to the Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

            (h) Notwithstanding any other provisions of this Section 4.2(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

            (5) Unless otherwise specified in or pursuant to this Indenture or any Note, if, after a deposit referred to in Section 4.2(4)(a) has been made, a Conversion Event occurs in respect of euros or the Foreign Currency in which the deposit pursuant to Section 4.2(4)(a) has been made, the indebtedness represented by such Note and any Coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, such Note as the same becomes due out of the proceeds yielded by converting the amount or other property deposited in respect of such Note into the Currency in which such Note becomes payable as a result of such Conversion Event based on the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

      The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.2(5) and Section 4.3, the "Trustee") against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 4.2 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes and any Coupons appertaining thereto.

      Anything in this Section 4.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request, any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 4.2 which, in the opinion of a nationally recognized firm of Independent Public Accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this
Section 4.2.

      Section 4.3 Application of Trust Money.

      Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.1 or 4.2 in respect of any Outstanding Notes of any series and any Coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and any Coupons appertaining thereto and this Indenture, to the payment, either directly or through any Issuing and Paying Agent (including the Company acting as its own Issuing and Paying Agent) as the Trustee may determine, to the Holders of such Notes and any Coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

      Section 4.4 Reinstatement.

            (1) If the Trustee or Issuing and Paying Agent is unable to apply any money or Government Obligations in accordance with Section 4.2(4) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes of the applicable series and any Coupons appertaining thereto issued hereunder shall be revived and reinstated as though no deposit has occurred pursuant to Section 4.2(4) until such time as the Trustee or Issuing and Paying Agent is permitted to apply all such money or Government Obligations in accordance with and as contemplated by
      Section 4.2(4).

            (2) If the Company's obligations under this Indenture and the Notes of the applicable series and any Coupons appertaining thereto issued hereunder shall be revived and reinstated in accordance with this Section 4.4, the Company shall be permitted, at its discretion to withdraw all or a portion of the deposits made by the Company pursuant to Section 4.2(4).

            (3) If the Company elects not to withdraw any of the deposits made by the Company pursuant to Section 4.2(4), if and when the Trustee or Issuing and Paying Agent is later permitted to apply all such money or Government Obligations in accordance with and as contemplated by Section 4.2(4), the rights of the Company shall be subrogated to the rights of the Holders of the Notes of the applicable series to receive payments from the money or Government Obligations deposited by the Company pursuant to
      Section 4.2(4) and held by the Trustee or Issuing and Paying Agent; provided that if the Company shall have made any payment of principal or interest on the Notes of any series and any Coupons appertaining thereto because of the revival and reinstatement of its obligations, which payment is not sourced from any amounts deposited by the Company pursuant to Section 4.2(4) (such amount, in the aggregate, being referred to as the "Company Paid Amount"), the Company shall be permitted, at its discretion, to withdraw all or a portion of the deposits made by the Company pursuant to
      Section 4.2(4) up to the Company Paid Amount.

      Section 4.5 Qualifying Trustee.

      Any trustee appointed pursuant to Section 4.2 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.

                                   ARTICLE 5

                                    REMEDIES

      Section 5.1 Events of Default.

      "Event of Default," wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers' Certificate establishing the terms of such Series pursuant to this Indenture:

            (1) default in the payment of any interest on any Note of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

            (2) default in the payment of the principal of or any premium on any Note of such series when such principal or premium becomes due and payable at their Maturity; or

            (3) default in the deposit of any sinking fund or analogous payment when and as due by the terms of a Note of such series; or

            (4) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture with respect to any Note of that series (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with and other than a covenant or agreement included in this Indenture solely for the benefit of another series of Notes), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (5) any event of default, as defined in any mortgage, indenture (including this Indenture), trust agreement or other instrument securing, evidencing or providing for any evidence of any Indebtedness of the Company (including guaranteed Indebtedness but excluding any Indebtedness that is subordinated in right of payment to the Notes of such series), as a result of which an aggregate principal amount exceeding $25,000,000 of such Indebtedness shall have been declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of such series, a written notice specifying such failure to pay and requiring the Company to cause such acceleration to be rescinded or annulled or to cause such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; or

            (6) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that:

                  (a) is for relief against the Company in an involuntary case;
            or

                  (b) appoints a Custodian of the Company or for all or
            substantially all of the property of the Company; or

                  (c) orders the liquidation of the Company;

      and the order or decree remains unstayed and in effect for 60 consecutive days. The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

            (7) the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action or the admitting in writing by the Company of its inability to pay its debts generally as they become due; or

            (8) any other Event of Default provided in or pursuant to this Indenture with respect to Notes of such series.

      Section 5.2 Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default with respect to Notes of any series at the time Outstanding (other than an Event of Default specified in clause (6) or (7) of Section 5.1) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of such series may declare the principal of all the Notes of such series, or such lesser amount as may be provided for in the Notes of such series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

      If an Event of Default specified in clause (6) or (7) of Section 5.1 occurs, all unpaid principal of and accrued interest on the Outstanding Notes of that series (or such lesser amount as may be provided for in the Notes of such series) shall ipso facto become and be immediately due and payable (an "ipso facto acceleration") without any declaration or other act on the part of the Trustee or any Holder of any Note of that series.

      At any time after a declaration of acceleration with respect to the Notes of any series has been made or an ipso facto acceleration has occurred and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Notes of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration or ipso facto acceleration and its consequences if

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (a) all overdue installments of any interest on all Notes of such series and any Coupon appertaining thereto,

                  (b) the principal of and any premium on any Notes of such
            series which have become due otherwise than by such declaration of acceleration or an ipso facto acceleration and interest thereon at the rate or rates borne by or provided for in such Notes,

                  (c) to the extent that payment of such interest is lawful, interest upon overdue installments of any interest at the rate or rates borne by or provided for in such Notes, and

                  (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under
            Section 6.6; and

            (2) all Events of Default with respect to Notes of such series, other than the non-payment of the principal of, or any premium and interest, if any, on Notes of such series which shall have become due solely by such declaration of acceleration or an ipso facto acceleration, shall have been cured or waived as provided in Section 5.13.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

      Section 5.3 Collection of Indebtedness and Suits for Enforcement by
Trustee.

      The Company covenants that if a

            (1) default is made in the payment of any installment of interest on any Note or any Coupon appertaining thereto when such interest shall have become due and payable and such default continues for a period of 30 days, or

            (2) default is made in the payment of the principal of or any premium on any Note at its Maturity,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes and any Coupons appertaining thereto, the whole amount of money then due and payable with respect to such Notes and any Coupons appertaining thereto, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate or rates borne by or provided for in such Notes, and in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.6.

      If the Company shall fail to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and any Coupons appertaining thereto and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes and any Coupons appertaining thereto, wherever situated. Every recovery of judgment in any such action or other proceeding subject to the payment of the amounts due the Trustee, its agents and attorneys under Section 6.6, shall be for the ratable benefit of the Holders of such Notes that shall be the subject of such action or proceeding.

      If an Event of Default with respect to Notes of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series and any Coupons appertaining thereto by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

      Section 5.4 Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes of any series or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Notes of any applicable series, of the principal and any premium and interest in respect of the Notes and any Coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Notes or any Coupons appertaining thereto allowed in such judicial proceeding, and

            (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes or any Coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes or any Coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 6.6.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note or any Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Notes or Coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note or any Coupon in any such proceeding.

      Section 5.5 Trustee May Enforce Claims without Possession of Notes or Coupons.

      All rights of action and claims under this Indenture or any of the Notes or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Notes or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of the Notes or Coupons in respect of which such judgment has been recovered.

      Section 5.6 Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes or Coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            (1) To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.6;

            (2) To the payment of the amounts then due and unpaid upon the Notes and any Coupons for principal and any premium and interest, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes and Coupons for principal and any premium and interest, respectively; and

            (3) The balance, if any, to the Company.

      Section 5.7 Limitations on Suits.

      No Holder of any Note of any series or any Coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of such series;

            (2) the Holders of a majority in principal amount outstanding of the Outstanding Notes of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Outstanding Notes of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other such Holders or Holders of Notes of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

      Section 5.8 Unconditional Right of Holders to Receive Principal and any Premium and Interest.

      Notwithstanding any other provision in this Indenture, the Holder of any Note or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Sections 3.6 and 3.10) interest on such Note or payment of such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Note or Coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      Section 5.9 Restoration of Rights and Remedies.

      If the Trustee or any Holder of a Note or a Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

      Section 5.10 Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or Coupons in the last paragraph of
Section 3.5, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Note or a Coupon is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.11 Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Note or Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Note or a Coupon may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

      Section 5.12 Control by Holders of Notes.

      The Holders of a majority in principal amount of the Outstanding Notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series and any Coupons appertaining thereto, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Notes of such series and would not involve the Trustee in personal liability,

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (3) such direction is not unduly prejudicial to the rights of the other Holders of Notes of such series not joining in such action.

      Section 5.13 Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the Outstanding Notes of any series on behalf of the Holders of all the Notes of such series and any Coupons appertaining thereto may waive any past default hereunder with respect to such series and its consequences, except a default

            (1) in the payment of the principal of, any premium or interest on, any Note of such series or any Coupons appertaining thereto, or

            (2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      Section 5.14 Waiver of Usury, Stay or Extension Laws.

      The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.15 Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Notes of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Note into other securities in accordance with its terms.

                                   ARTICLE 6

                                   THE TRUSTEE

      Section 6.1 Certain Rights of Trustee.

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

            (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (a) this paragraph (3) does not limit the effect of paragraphs
            (1) and (2) of this Section 6.1;

                  (b) (the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12; and

                  (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 6.1.

            (4) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            (5) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Note, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.3 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

            (6) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Board Resolution, an Opinion of Counsel or an Officers' Certificate.

            (7) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (8) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes of any series or any related Coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (9) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            (10) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (11) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

            (12) The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes of any series unless either
      (1) such default or Event of Default is known by a Responsible Officer or
      (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any other obligor on the Notes of any series or by any Holder of the Notes of any series, which notice shall refer to this Indenture and such Notes.

            (13) The Calculation Agent, the Authenticating Agent and the Issuing and Paying Agent shall have the same immunities, protections and exculpations as the Trustee set forth hereunder.

      Section 6.2 Notice of Defaults.

      Within 90 days after the occurrence of any default hereunder with respect to the Notes of any series, the Trustee shall transmit by mail to all Holders of Notes of such series entitled to receive reports pursuant to Section 7.3(3), notice of such default hereunder actually known to a Responsible Officer, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or any sinking fund or purchase fund installment with respect to, any Note of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers in good faith determine that the withholding of such notice is in the best interest of the Holders of Notes and Coupons of such series; and provided, further, that in the case of any default of the character specified in Sections 5.1(4) and 5.1(5) with respect to Notes of such series, no such notice to Holders shall be given until such default shall have become an Event of Default with respect to Notes of such series. For the purpose of this Section 6.2, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

      Section 6.3 Not Responsible for Recitals or Issuance of Notes.

      The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, and in any Coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

      Section 6.4 May Hold Notes.

      The Trustee, any Issuing and Paying Agent, any Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and Coupons and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Issuing and Paying Agent, Authenticating Agent or such other agent.

      Section 6.5 Money Held in Trust.

      Except as provided in Section 4.3 and Section 10.3, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company.

      Section 6.6 Compensation and Reimbursement.

      The Company agrees:

            (1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

            (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense was due to the Trustee's negligence or bad faith.

      As security for the performance of the obligations of the Company under this Section, the Trustee for the Notes of any series shall have a claim prior to the Notes of such series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Notes or any Coupons of such series.

      To the extent permitted by law and without prejudice to any other rights available to the Trustee under applicable law, any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 5.1 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. "Trustee" for purposes of this Section 6.6 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.6.

      The provisions of this Section 6.6 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Issuing and Paying Agent and Calculation Agent.

      Section 6.7 Corporate Trustee Required; Eligibility.

      There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States of America that has a combined capital and surplus of at least $50,000,000, and that is subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      Section 6.8 Resignation and Removal; Appointment of Successor.

            (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.9.

            (2) The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

            (3) The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee and the Company.

            (4) If at any time:

            (a) the Trustee shall cease to be eligible under Section 6.7 and shall fail to resign after written request therefor by the Company or any such Holder of a Note of any series who has been a bona fide Holder of a Note of such series for at least six months, or

            (b) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Notes or the Notes of such series, or (ii) any Holder of a Note who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes of such series and the appointment of a successor Trustee or Trustees.

            (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of such series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 6.9. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.9, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed within three months after such appointment might have been made hereunder by the Company or the Holders of Notes and accepted appointment in the manner required by Section 6.9, any Holder of a Note who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

            (6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series by publishing notice of such event once in an Authorized Newspaper in each Place of Payment for such series located outside the United States and its possessions. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

            (7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

      Section 6.9 Acceptance of Appointment by Successor.

            (1) Upon the appointment hereunder of any successor Trustee with respect to all Notes, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee or the Holders of at least 10% in principal amount of the applicable series of Notes then Outstanding, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.3, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.6.

            (2) Upon the appointment hereunder of any successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Notes of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Notes of that or those series to which the appointment of such successor Trustee relates and subject to Section 10.3 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.6.

            (3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

            (4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be eligible under this Article.

      Section 6.10 Merger, Conversion, Consolidation or Succession to Business.

      Any Corporation into which, the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any Corporation to which the Trustee shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Corporation shall be otherwise eligible under this Section. In case any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

      Section 6.11 Appointment of Authenticating Agent.

      The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Notes, and which shall be authorized to act on behalf of the Trustee to authenticate Notes of that or those series issued upon original issue, exchange, partial redemption or partial repayment or pursuant to Section 3.5, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

      Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

      The Trustee hereby appoints JPMorgan Chase Bank, N.A., acting through its London branch, as Authenticating Agent, and the Company hereby confirms that such Authenticating Agent is acceptable to it.

      Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation to which the Authenticating Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

      The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.6.

      If an Authenticating Agent is appointed with respect to one or more series of Notes pursuant to this Section, the Notes of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

      This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

                                          JPMORGAN CHASE BANK, N.A.
                                          as Trustee

                                          By
                                             -----------------------------------
                                                   as Authenticating Agent

                                          By
                                             -----------------------------------
                                                   Authorized Officer

      If all of the Notes of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes of such series authenticated upon original issuance, the Trustee, if so requested by Company Request (which writing need not be accompanied by or contained in an Officers' Certificate by the Company), shall appoint in accordance with this Section (and subject to such procedures as shall be acceptable to the Trustee) an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Notes.

                                   ARTICLE 7

                         REPORTS BY TRUSTEE AND COMPANY

      Section 7.1 Reports by Trustee.

            (1) Within 60 days after September 15 of each year commencing with the first September 15 following the first issuance of Notes pursuant to
      Section 3.1, the Trustee shall transmit, a brief report dated as of such September 15 with respect to any of the events specified below in this
      Section 7.1(1), which may have occurred since the later of the immediately preceding September 15 and the date of this Indenture:

            (a) any change to the eligibility of the Trustee;

            (b) the character and amount of any advances made by it, as Trustee, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on the trust estate or on property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of 1 per centum of the principal amount of Notes issued pursuant to this Indenture that are Outstanding on such date;

            (c) any change to the amount, interest rate, and maturity date of all other indebtedness owing to the Trustee in its individual capacity, on the date of such report, by the Company, with a brief description of any property held as collateral security therefor;

            (d) any change to the property and funds physically in its possession as Trustee on the date of such report;

            (e) any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported;

            (f) any additional issue of a series of Notes issued pursuant to this Indenture which it has not previously reported; and

            (g) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with Section 6.2.

            (2) The Trustee shall transmit the reports required by Section 7.1(1) at stated intervals of not more than 12 months, with respect to any of the events specified in Section 7.1(1) which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted).

            (3) Notwithstanding anything herein to the contrary, reports pursuant to this Section shall be transmitted by mail to all Holders of Notes then Outstanding as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose. A copy of each such report shall, at the time of such transmission to Holders, be filed with each stock exchange upon which the Notes are then listed. The Company will notify the Trustee when the Notes are listed on any stock exchange.

      Section 7.2 Reports by Company

      The Company shall:

            (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Notes Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Notes Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3) transmit, in accordance with Section 1.6(1) of this Indenture, to the Holders, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                   ARTICLE 8

                         CONSOLIDATION, MERGER AND SALES

      Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

      The Company shall not consolidate with or merge into any other Person (whether or not affiliated with the Company), or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Company), and the Company shall not permit any other Person (whether or not affiliated with the Company) to consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company; unless:

            (1) either the Company shall be the continuing corporation, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or by lease the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Notes and any Coupons appertaining thereto and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, no default or Event of Default shall have happened and be continuing; and

            (3) the Company and the successor Person have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

      For the purpose of this Section 8.1, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

      Section 8.2 Successor Person Substituted for Company.

      Upon any consolidation by the Company with or merger of the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture, the Notes and the Coupons.

                                   ARTICLE 9

                             SUPPLEMENTAL INDENTURES

      Section 9.1 Supplemental Indentures without Consent of Holders.

      Without the consent of any Holders of Notes or Coupons, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

            (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Notes; or

            (2) to add to the covenants and agreements of the Company for the benefit of the Holders of all or any series of Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; or

            (3) to add to or change any of the provisions of this Indenture to provide that Notes may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, any premium or interest on, Notes, to permit Notes to be exchanged for Notes of other authorized denominations or to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Outstanding Notes of any series or any Coupons appertaining thereto in any material respect; or

            (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of
      Section 6.9; or

            (5) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that no such action pursuant to this clause (5) shall adversely affect the interests of the Holders of Notes of any series then Outstanding or any Coupons appertaining thereto in any material respect; or

            (6) to establish the form or terms of Notes of any series and any related Coupons as permitted by Sections 2.1 and 3.1, including the provisions and procedures relating to Notes convertible into or exchangeable for any securities of any Person (including the Company); or

            (7) to add any additional Events of Default with respect to all or any series of Notes (as shall be specified in such supplemental indenture); or

            (8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes pursuant to Article 4, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Note of such series and any Coupons appertaining thereto or any other Outstanding Note or Coupon in any material respect; or

            (9) to secure payment on the Notes pursuant to Section 10.4 or otherwise; or

            (10) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Notes then Outstanding and any Coupons appertaining thereto; or

            (11) to comply with the clearing system requirements of Euroclear and Clearstream, as appropriate, with respect to Notes that are issued in the form of Global Notes.

      Section 9.2 Supplemental Indentures with Consent of Holders

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Company's Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes of such series under this Indenture or the Notes of such series; provided, however, that no such supplemental indenture, without the consent of each Holder of each Outstanding Note affected thereby, shall:

            (1) change the Stated Maturity of the principal of, or any premium or installment of interest on, any Note, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon, or any premium payable upon the redemption thereof or otherwise, or reduce the amount of the principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4, change the redemption provisions or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13, or change the Place of Payment, Currency in which the principal of, any premium or interest on, any Note is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or modify any of the provisions of
      Section 3.7 in a manner that adversely affect the rights of the Holders of any Notes then Outstanding and any Coupons appertaining thereto; or

            (2) reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.4 for quorum or voting; or

            (3) modify any of the provisions of this Section, Section 5.13 or
      Section 10.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

            (4) make any change that adversely affects the right to convert or exchange any Note into or for securities of the Company or other securities, (whether or not issued by the Company) cash or property in accordance with its terms.

      A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture, which shall have been included expressly and solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

      It shall not be necessary for any Act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Any consent given by any Holder of a Note under this Section 9.2 shall be irrevocable for a period of six months after the day of execution thereof, but may be revoked at any time thereafter by such Holder or by his successor in title by filing written notice of such revocation with the Trustee at its Corporate Trust Office; provided, however, that such consent shall not be revocable after the holders of not less than a majority in aggregate principal amount of the Notes of the series of which such Note is a part at the time Outstanding shall have consented to such supplemental indenture. No notation on any Note of the fact of such consent shall be necessary, but any such written consent by the Holder of any Note shall be conclusive and binding on all future Holders and owners of the same Note and of all Notes delivered in exchange therefor, unless revoked in the manner and during the period provided in this
Section 9.2.


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      Section 9.3 Execution of Supplemental Indentures.

      As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Officers' Certificate stating that all conditions precedent provided for herein to the execution of such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, or is otherwise not reasonably acceptable to the Trustee.

      Section 9.4 Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder and of any Coupon appertaining thereto shall be bound thereby.

      Section 9.5 Reference in Notes to Supplemental Indentures.

      Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders.

      Section 9.6 Notice of Supplemental Indenture.

      Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.2, the Company shall transmit to the Holders of Outstanding Notes of any series affected thereby a notice setting forth in general terms the substance of such supplemental indenture. Failure to send such notice will not impair the validity of such supplemental indenture.

                                   ARTICLE 10

                                    COVENANTS

      Section 10.1 Payment of Principal, any Premium, Interest.

      The Company covenants and agrees for the benefit of the Holders of the Notes of each series that it will duly and punctually pay the principal of, and any premium or interest, if any, on the Notes of such series in accordance with the terms thereof, any Coupons appertaining thereto and this Indenture. Any interest due on any Note on or before the Maturity thereof, shall be


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

payable only upon presentation and surrender of the Coupons appertaining thereto for such interest as they severally mature. When and as paid, all Notes of such series shall be cancelled and disposed of in accordance with the Section 3.9 hereof.

      Section 10.2 Maintenance of Office or Agency.

      The Company shall maintain in each Place of Payment for any series of Notes an Office or Agency where Notes of such series may be presented or surrendered for payment (subject to the following sentence), where Notes of such series may be surrendered for exchange, where Notes of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Notes of such series relating thereto and this Indenture may be served. The Company shall maintain, subject to any laws or regulations applicable thereto, an Office or Agency in a Place of Payment for each series of Notes which is located outside the United States and its possessions where Notes of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Notes of such series are listed on The London Stock Exchange plc or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, the Company shall maintain an Issuing and Paying Agent in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, so long as the Notes of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, exchanges, conversions, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Notes of such series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Notes as provided in or pursuant to this Indenture, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium or interest with respect to Notes shall be made at any Office or Agency in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to an account maintained with a bank located in the United States or its possessions; provided, however, if amounts owing with respect to any Notes shall be payable in Dollars, payment of principal of, any premium or interest on, any such Note may be made at the Corporate Trust Office of the Trustee or any Office or Agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside the United States and its possessions maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions, and the Company has delivered to the Trustee an opinion of counsel to that effect.

      The Company may also from time to time designate one or more other Offices or Agencies where the Notes of one or more series may be exchanged, presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its


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

obligation to maintain an Office or Agency in each Place of Payment for Notes of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates London as the Place of Payment for each series of Notes and initially appoints JPMorgan Chase Bank, N.A., acting through its London branch, as the Issuing and Paying Agent of the Company in London for all of the foregoing purposes. The Company may subsequently appoint a different Office or Agency in the London for the Notes of any series.

      Section 10.3 Money for Notes Payments to Be Held in Trust.

      If the Company shall at any time act as its own Issuing and Paying Agent, with respect to any series of Notes, it shall, on or before each due date of the principal of, any premium or interest on, any of the Notes of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Notes of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such series) sufficient to pay the principal or any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Issuing and Paying Agents for any series of Notes, it shall, no later than 10:00 A.M. (London time) on the London Business Day prior to each due date of the principal of, any premium or interest on, any Notes of such series, deposit with any Issuing and Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Issuing and Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company shall cause each Issuing and Paying Agent for any series of Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Issuing and Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Issuing and Paying Agent shall:

            (1) hold all sums held by it for the payment of the principal of, any premium or interest on, Notes of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

            (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes of such series) in the making of any payment of principal, any premium or interest on, Notes of such series; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Issuing and Paying Agent.


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

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Issuing and Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Issuing and Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Issuing and Paying Agent; and, upon such payment by any Issuing and Paying Agent to the Trustee, such Issuing and Paying Agent shall be released from all further liability with respect to such sums.

      Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Issuing and Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on, any Note of any series or any Coupon appertaining thereto and remaining unclaimed for two years after such principal or any such premium or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company), unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, shall be discharged from such trust; and the Holder of such Note or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Issuing and Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Issuing and Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal and any premium or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

      Section 10.4 Limitations on Pledges and Liens.

            (1) After the date of the execution and delivery of this Indenture and so long as any Notes shall be Outstanding, the Company will not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a "Lien") any of its property or assets to secure Indebtedness for money borrowed, incurred, issued, assumed or guaranteed by the Company without thereby expressly securing the due and punctual payment of the principal of and interest on the Notes equally and ratably with any and all other obligations and Indebtedness secured by such Lien, so long as any such other obligations and Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

            (a) the Company from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any Subsidiary of the Company;

            (b) the Company (i) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, Capital Stock or Indebtedness acquired by the Company prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such


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

      property or (2) in the case of shares of Capital Stock, Indebtedness or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by the Company, or (iii) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with the Company (or becomes a Subsidiary of the Company) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to the Company;

            (c) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker's compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

            (d) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers' acceptances, leases, surety and performance bonds, and other similar obligations incurred in the ordinary course of business;

            (e) the Company from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by the Company primarily for use in the conduct of its business;

            (f) the Company from entering into any arrangement with any Person providing for the leasing by the Company of any property or assets, which property or assets have been or will be sold or transferred by the Company to such Person with the intention that such property or assets will be leased back to the Company, if the obligations in respect of such lease would not be included as liabilities on a consolidated balance sheet of the Company;

            (g) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with the Company engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case)
      (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or be entered into by


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

      the Company at the time of or at any time after, the purchase or other acquisition by the Company of the properties subject to such leases;

            (h) the Company from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of business of the Corporation that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on the Company's consolidated balance sheet, or (B) Liens created by the Company in connection with any transaction intended by the Company to be a sale of property or assets of the Company, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

            (i) the Company from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

            (j) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

            (k) the Company from creating, incurring or suffering to exist any other Lien not otherwise permitted by any of the foregoing clauses (a) through (j) above if the aggregate amount of all secured debt of the Company secured by such Liens would not exceed 10% of the excess of the Company's consolidated assets over the consolidated liabilities as shown on the Company's most recent audited consolidated financial statements in accordance with generally accepted accounting principles.

            (2) For the purposes of this Section 10.4, any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien. Nothing in this Section 10.4 shall apply to any Lien of any kind upon any of the properties of any character of the Company existing on the date of execution and delivery of this Indenture.

            (3) Nothing contained in this Section 10.4 or elsewhere in this Indenture shall prevent or be deemed to prohibit the creation, assumption or guaranty by the Company of any Indebtedness not secured by a Lien or the issuance by the Company of any debentures, notes or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

            (4) The entry by the Company into any contract, document, agreement or instrument (which shall include bank credit facilities and loan agreements), in the ordinary course of business or otherwise, which contract, document agreement or instrument may provide for or contain a right of set-off between the Company and such other party to the contract, document agreement or instrument shall not result in, or be


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

      deemed to constitute, the creation or incurrence of a "Lien" as such term is used in this Indenture.

      Section 10.5 Corporate Existence.

      Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existences and that of each of its Subsidiaries and its rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Company or any of its Subsidiaries to preserve any such right or franchise if the Company or any such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

      Section 10.6 Waiver of Certain Covenants.

      The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.4 of this Indenture with respect to the Notes of any series if, before the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. The Company shall obtain and file with the Trustee, before or after the time for such compliance, evidence of the consent of such Holders.

      Section 10.7 Company Statement as to Compliance; Notice of Certain
Defaults.

            (1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers' Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that

            (a) a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision, and

            (b) to the best of his or her knowledge, based on such review, (a) the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant or agreement, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

            (2) The Company shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice


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

      or lapse of time or both would become an Event of Default pursuant to clause (4) or (5) of Section 5.1.

            (3) The Trustee shall have no duty to monitor the Company's compliance with the covenants contained in this Article 10 other than as specifically set forth in this Section 10.7.

                                   ARTICLE 11

                               REDEMPTION OF NOTES

      Section 11.1 Applicability of Article.

      Except as set forth in this Article 11, or unless specified pursuant to
Section 3.1 with respect to a particular series of Notes, Notes shall not be redeemable prior to Maturity.

      Section 11.2 Election to Redeem; Notice to Trustee.

      The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption of Notes at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and the Issuing and Paying Agent of such Redemption Date and of the principal amount of Notes of such series to be redeemed and of the provision of this Indenture or of the Notes pursuant to which such redemption is authorized. In the case of any redemption of Notes (a) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

      Section 11.3 Selection by Trustee of Notes to be Redeemed.

      If less than all of the Notes of any series with the same issue date, interest rate or formula, Stated Maturity and other terms are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

      Unless otherwise specified in or pursuant to this Indenture or the Notes of any series, if any Note selected for partial redemption is converted into other securities of the Company or exchanged for securities of another issuer in part before termination of the conversion or exchange right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted or exchanged during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

      Section 11.4 Notice of Redemption.

      Notice of redemption shall be given in the manner provided in Section 1.6, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Notes to be redeemed, to the Holders of Notes to be redeemed. In addition, for so long as the Notes to be redeemed are listed on the LSE and the rules of the LSE (or the U.K. Listing Authority) so require, any notice of redemption and all other communications to the Holders of the Notes designated for redemption shall be published in a leading daily newspaper with general circulation in London (which is expected to be the Financial Times).

      All notices of redemption shall state:

            (1) the Redemption Date,

            (2) the Redemption Price or, if not then ascertainable, the manner of calculation thereof,

            (3) if less than all Outstanding Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,

            (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder of such Note will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

            (5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

            (6) the place or places where such Notes, together (in the case of Notes) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest,

            (7) that the redemption is for a sinking fund, if such is the case,

            (8) that, unless otherwise specified in such notice, Notes of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or Coupons will


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

      be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Issuing and Paying Agent is furnished,

            (9) in the case of Notes of any series that are convertible into Common Stock of the Company or exchangeable for other securities, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Notes of such series to be redeemed will commence or terminate and the place or places where such Notes may be surrendered for conversion or exchange, and

            (10) Common Code and ISIN reference numbers of such Notes, if any (or any other numbers used by a Depository to identify such Notes).

      Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

      Section 11.5 Deposit of Redemption Price.

      By no later than 10:00 AM (London time) on the London Business Day prior to any Redemption Date, the Company shall deposit, with respect to the Notes of any series called for redemption pursuant to Section 11.4, with the Trustee or with an Issuing and Paying Agent (or, if the Company is acting as its own Issuing and Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 3.1 or in the Notes of such series) any accrued interest on, all such Notes or portions thereof which are to be redeemed on that date.

      Section 11.6 Notes Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest and the Coupons for such interest appertaining to any Notes so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Note for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Note shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Notes of such series, installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an Office or Agency located outside the United States and its possessions except as otherwise provided in Section 10.2).

      If any Note surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Note may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them


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

and any Issuing and Paying Agent harmless. If thereafter the Holder of such Note shall surrender to the Trustee or any Issuing and Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Note located outside of the United States and its possessions except as otherwise provided in Section 10.2.

      If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Note.

      Section 11.7 Notes Redeemed in Part.

      Upon surrender of any Note in global form which is to be redeemed only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Common Depositary for such Note in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Note in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Note in global form so surrendered.

      Section 11.8 Cancellation and Destruction of Notes

      All Notes redeemed and paid pursuant to the provisions of this Article 11 shall be cancelled and disposed of, as provided in Section 3.9, and, except in the case of partial redemption of any Note, no Note shall be issued under this Indenture in lieu thereof.

      Section 11.9 Optional Redemption in the Event of Change in Tax Treatment.

      All or any portion of any series of Notes may be redeemed at the election of the Company at any time upon the giving of a notice of redemption as provided in Section 11.4 and Section 1.6 (the "Early Tax Redemption"), solely if (i) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this Indenture, the Company becomes or will become obligated to pay Additional Amounts as set forth in Section 3.7 or
(ii) any act is taken by a taxing authority of the United States on or after the date of this Indenture, whether or not such act is taken with respect to the Company or any of its Affiliates, that results in a substantial probability that the Company will or may be required to pay such Additional Amounts on such all or any portion of one or more series of Notes, and the Company determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under such Notes; provided that, notwithstanding Section 11.4, no such notice of redemption shall be given less than 35 days nor more than 60 days prior to the Redemption Date. Notes redeemed pursuant to this Section 11.9 shall be redeemed at 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption (or, in the case of Original Issue Discount


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

Notes, at their accreted value); and provided further that no Early Tax Redemption pursuant to Section 11.9(ii) above may be made unless the Company shall have received an Opinion of Counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that it will or may be required to pay the Additional Amounts set forth in Section
3.7 and the Company shall have delivered to the Trustee an Officers' Certificate, stating that based on such Opinion of Counsel, the Company shall be entitled to redeem such Notes pursuant to their terms.

      Section 11.10 Special Redemption.

      If the determination is made, based on an Opinion of Counsel, in accordance with the relevant provision of the Notes that any certification, identification or information reporting requirements of United States law or regulation with regard to the nationality, residence or identity of a beneficial owner of such Notes or Coupons appertaining thereto would be applicable to a payment of principal of or interest on such Notes or Coupons appertaining thereto made outside the United States by the Company or a paying agent appointed by the Company (other than a requirement that would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which could be satisfied by the holder, custodian, nominee or other agent certifying that the beneficial owner is not a United States person; provided, however, in each case that payment by a holder, custodian, nominee or agent to the beneficial owner is not otherwise subject to any certification, identification or information reporting requirement referred to in this sentence), the following provisions shall be applicable:

            (1) The Company shall, promptly after it has made such determination, give notice to the Trustee of such determination and shall redeem all or the applicable portion of such series of Notes, in whole but not in part, at 100% of their principal amount, together with interest accrued to the Redemption Date (or, in the case of Original Issue Discount Notes, at their accreted value), as soon as practicable after such determination.

            (2) As soon as practicable after it has received such notice from the Company, the Trustee shall give prompt notice of such determination in accordance with the provisions of Section 11.4 and Section 1.6, stating in the notice the effective date of such certification, identification or information reporting requirements (as advised to it in writing by the Company) and the dates within which the redemption by the Company shall occur, which dates will be the dates falling on the 60th day and the 365th day (or the 366th day in the case of a leap year) following the date such notice of determination is first given. The Trustee shall send a copy of such notice of determination to the Company and the paying agent appointed by the Company.

            (3) If the Company is required to redeem all or the applicable portion of a series of Notes, the Company shall give notice to the Trustee of such redemption at least 75 days before the date fixed for redemption (notwithstanding Section 11.2), unless notice within a shorter period of time is acceptable to the Trustee.

            (4) The Company shall not so redeem any portion of such series of Notes, however, if it shall, based on a subsequent event, determine, based on an Opinion of Counsel, not less than 30 days prior to the Redemption Date, that no payment would be


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

      subject to any requirement described above, in which case the Trustee shall give prompt notice of that determination in accordance with the provisions of Section 11.4 and Section 1.6 and any earlier redemption notice shall be deemed revoked and of no further effect.

            (5) In case the Company shall give notice of redemption to the Trustee, the Trustee shall cause to be delivered on behalf of the Company, at the expense of the Company, a notice of redemption, in accordance with the provisions of Section 11.4 and Section 1.6. The Trustee shall send a copy of such notice of redemption to the Company and the paying agent appointed by the Company.

            (6) Notwithstanding Section 11.4, any notice of redemption provided for in this Section 11.10 shall be given on behalf of the Company, at the expense of the Company not less than 60 days nor more than 90 days prior to Redemption Date.

            (7) Notwithstanding the above provisions of this Section 11.10, if and so long as the certification, identification or information reporting requirements referred to above in this Section 11.10 would be fully satisfied by payment of United States withholding, backup withholding or a similar tax (but without any requirement that the nationality, residence or identity of such Holder be disclosed to the Company or the paying agent appointed by the Company or any governmental authority), the Company may elect, prior to publication of the notice of redemption contemplated in this Section to pay as additional interest such Additional Amounts as are necessary in order that, following the effective date of such requirements, every net payment made outside the United States by the Company or a paying agent appointed by the Company of the principal of and interest on the applicable portion of such series of Notes or on any Coupon appertaining thereto eligible to be redeemed, to a Holder who is not a United States person, after deduction for such United States withholding, backup withholding or similar tax (other than a withholding, backup withholding or similar tax which (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of this Section 11.10 pertaining to payments to a custodian, nominee or other agent or (ii) is described in any of the clauses (1) through (10) of Section 3.7 (except for Section 3.7(3), or to the extent involving Section 3.7(3), Section 3.7(10)), will not be less than the amount provided in the Notes or such Coupons to be then due and payable.

                                   ARTICLE 12

                                  SINKING FUNDS

      Section 12.1 Applicability of Article.

      Unless specified pursuant to Section 3.1 with respect to a particular series of Notes, Notes shall not be entitled to any sinking funds.


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

                                   ARTICLE 13

                       REDEMPTION AT THE OPTION OF HOLDERS

      Section 13.1 Applicability of Article.

      Unless specified pursuant to Section 3.1 with respect to a particular series of Notes, Holders shall not have the option to require redemption of any Notes prior to their Stated Maturity and, if the terms of a particular series of Notes provide that they shall be redeemable at the option of the Holders of Notes, notice of redemption shall be given by the Holders of Notes not less than 15 days prior to the date specified as the Redemption Date in such notice.

                                   ARTICLE 14

                           NOTES IN FOREIGN CURRENCIES

      Section 14.1 Applicability of Article.

      Whenever this Indenture provides for (1) any action by, or the determination of any of the rights of, Holders of Notes of any series in which not all of such Notes are denominated in the same Currency, or (ii) any distribution to Holders of Notes, in the absence of any provision to the contrary in the form of Note of any particular series or pursuant to this Indenture or the Notes, any amount in respect of any Note denominated in a Currency other than Dollars shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange as the Company may specify in a written notice to the Trustee.

                                   ARTICLE 15

                          MEETINGS OF HOLDERS OF NOTES

      Section 15.1 Purposes for Which Meetings May Be Called.

      A meeting of Holders of Notes of any series may be called at any time and from time to time pursuant to this Article, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture or under applicable law, to be made, given or taken by Holders of Notes of such series.

      Section 15.2 Call, Notice and Place of Meetings.

            (1) The Trustee may at any time call a meeting of Holders of Notes of any series for any purpose specified in Section 15.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London or in such other place outside the United States and its possessions as the Trustee shall determine. Notice of every meeting of Holders of Notes of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall


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

      be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

            (2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Notes of any series or all series shall have requested the Trustee to call a meeting of the Holders of Notes of such series or all series, respectively, for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given notice in the manner provided in Section 1.6 of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

      Section 15.3 Persons Entitled to Vote at Meetings.

      To be entitled to vote at any meeting of Holders of Notes of any series, a Person shall be (1) a Holder of one or more Outstanding Notes of such series, or
(2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

      Section 15.4 Quorum; Action.

      The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Notes of the relevant series shall constitute a quorum for any meeting of Holders of Notes of such series. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes of such series which shall constitute a quorum.

      Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes of that series; provided, however, that, except as limited by the proviso to Section 9.2, any


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

resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of such series.

      Except as limited by the proviso to Section 9.2, any resolution passed or decision taken at any meeting of Holders of Notes of any series duly held in accordance with this Section shall be binding on all the Holders of Notes of such series and the Coupons appertaining thereto, whether or not such Holders were present or represented at the meeting.

      Section 15.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

            (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes of such series in regard to proof of the holding of Notes of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

            (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 15.2(2), in which case the Company or the Holders of Notes of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting.

            (3) At any meeting, each Holder of a Note of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Notes of such series held or represented by him or such other amount established pursuant to Section 3.1; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note of such series or proxy.

            (4) Any meeting of Holders of Notes of any series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by


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

      Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

      Section 15.6 Counting Votes and Recording Action of Meetings.

      The vote upon any resolution submitted to any meeting of Holders of Notes of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

      Section 15.7 Preservation of Rights of Trustee and Holders

      Nothing contained in this Article 15 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of any or all series under any of the provisions of this Indenture or of such series of Notes.



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      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first above written.

                                          CIT GROUP INC.

                                          By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                          JPMORGAN CHASE BANK, N.A.,
                                                   as Trustee

                                          By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                          JPMorgan Chase Bank, N.A., acting
                                            through its London branch
                                               as Issuing and Paying Agent,
                                               Calculation Agent and
                                               Authenticating Agent

                                          By:
                                              ----------------------------------
                                               Name:
                                               Title: